Filed Pursuant to Rule 424(b)(3)

Registration No. 333-207115

Prospectus Supplement No. 1

(to Prospectus dated November 24, 2015)

Shares of Common Stock Underlying

$5,500,000 Senior Secured Convertible Debentures and Series B Warrants

This prospectus supplement supplements the prospectus dated November 24, 2015 (the “Prospectus”), which relates to the resale of up to 10,222,449 shares of our common stock to be offered by the selling stockholders including 8,088,235 shares of common stock upon the conversion of outstanding senior secured convertible debentures in the amount of $5,500,000 (“Debentures”), and up to 2,134,214 shares of common stock upon the exercise of Series B Warrants.

This prospectus supplement incorporates into our Prospectus the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 15, 2015.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

Our common stock is listed on Nasdaq Capital Market under the symbol “KOOL.” The warrants will not be listed or quoted on any trading market. On December 15, 2015, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.32 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 15, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 14, 2015, Cesca Therapeutics Inc. (the “Company”) and the Company’s Chief Biologist, Mitchel Sivilotti, mutually agreed to terminate the executive’s employment with the Company. In connection with this transition, the Company entered into a General Release and Waiver (the “Agreement”). Pursuant to this Agreement, the Company and Mr. Sivilotti also entered into a Consulting Agreement (the “Consulting Agreement”) for six months, pursuant to which Mr. Sivilotti will advise on certain strategic initiatives for the Company and receive $9,423 in compensation every two weeks throughout the term of the Consulting Agreement. His services under the Consulting Agreement begin January 4, 2016.

A copy of the Agreement is attached hereto as Exhibit 10.1, and a copy of the Consulting Agreement is attached hereto as Exhibit 10.2, each of which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference. As indicated above, effective December 14, 2015, Mitchel Sivilotti, the Company’s Chief Biologist, resigned from all officer positions he held with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	General Release and Waiver between the Company and Mitchel Sivilotti dated December 14, 2015
10.2	Consulting Agreement between the Company and Mitchel Sivilotti dated December 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc. a Delaware Corporation

Dated: December 15, 2015	/s/ Robin C. Stracey
Robin C. Stracey, Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	General Release and Waiver between the Company and Mitchel Sivilotti dated December 14, 2015
10.2	Consulting Agreement between the Company and Mitchel Sivilotti dated December 14, 2015

Exhibit 10.1

GENERAL RELEASE AND WAIVER

This General Release and Waiver (“Release”) is made and entered into as of December 14, 2015 (the “Release Date”), by and between Cesca Therapeutics Inc., a Delaware corporation (“Employer”), and Mitchel Sivilotti (“Executive,” and together with Employer, the “Parties”). Capitalized terms used, but not defined herein, shall have the meaning given to such terms in that certain Executive Employment Agreement made and entered into as of July 15, 2013, by and between the Parties (the “Employment Agreement”). In consideration of the mutual covenants hereinafter set forth, the Parties hereby agree as follows:

1.             Separation. Executive’s employment with Employer ended effective December 14, 2015 (the “Termination Date”) as a result of Executive’s voluntary resignation of employment without Good Reason, and the Employer’s acceptance of said resignation. No additional compensation shall be payable to Executive in connection with Executive’s termination of employment other than the payments required pursuant to Section 6.1 of the Employment Agreement.

2.         Consulting Agreement. In consideration of the promises made in this Release, Executive and Employer shall enter into a part-time consulting agreement, in substantially the form attached hereto as Exhibit A (the “Consulting Agreement”). Executive acknowledges and agrees that the compensation payable by Employer pursuant to the Consulting Agreement is being provided as consideration for Executive entering into this Release. Executive understands and Employer acknowledges that all of the compensation and benefits payable pursuant to the Consulting Agreement constitute compensation and benefits in excess of those to which both Executive and Employer would be entitled without entering into the Consulting Agreement as required by this Release. Notwithstanding anything to the contrary set forth in the Consulting Agreement, all payments and compensation payable pursuant to the terms of the Consulting Agreement are subject in all cases to Section 4(e).

3.             Release of Claims and Waiver of Rights.

(a)     Executive, on Executive’s own behalf and that of Executive’s spouse, heirs, executors or administrators, assigns, insurers, attorneys and other persons or entities acting or purporting to act on Executive’s behalf (the “Executive’s Parties”), hereby irrevocably and unconditionally release, acquit and forever discharge Employer, its affiliates, subsidiaries, directors, officers, employees, shareholders, partners, agents, representatives, predecessors, successors, assigns, insurers, attorneys, benefit plans sponsored by Employer and said plans’ fiduciaries, agents and trustees (the “Released Parties”), from any and all actions, cause of action, suits, claims, obligations, liabilities, debts, demands, contentions, damages, judgments, levies and executions of any kind, whether in law or in equity, known or unknown, which the Executive’s Parties have, have had, or may in the future claim to have against the Released Parties by reason of, arising out of, related to, or resulting from Executive’s employment with Employer or the termination thereof. This release specifically includes without limitation any claims arising in tort or contract, any claim based on wrongful discharge, any claim based on breach of contract, any claim arising under federal, state or local law prohibiting race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, any claim arising under federal, state or local law concerning employment practices, and any claim relating to compensation or benefits. This specifically includes, without limitation, any claim which the Executive has or has had under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, as amended, and the Employee Retirement Income Security Act of 1974, as amended. It is understood and agreed that the waiver of benefits and claims contained in this section does not include: (i) a waiver of the right to payment of any vested, nonforfeitable benefits to which the Executive or a beneficiary of the Executive may be entitled under the terms and provisions of any employee benefit plan of Employer which have accrued as of the separation date; (ii) a waiver of the right to benefits and payment of consideration to which Executive may be entitled under the Employment Agreement or any of the agreements contemplated thereby (including indemnification agreements and the stock option agreements); and (iii) a waiver of any rights to indemnification under the Certificate of Incorporation or Bylaws of the Employer or a subsidiary of Employer or under applicable law and regulation. Executive acknowledges that he is only entitled to the compensation set forth in Section 6.1 of the Employment Agreement, and that all other claims for any other benefits or compensation are hereby waived, except those expressly stated in the preceding sentence.

Nothing in this Release shall be deemed to require the waiver or release of any claim that may not be released or waived under applicable federal or state law.

(b)     Executive hereby acknowledges that he understands that under this Release he is releasing any known or unknown claims he may have arising out of, related to, or resulting from Executive’s employment with Employer or the termination thereof (the “Released Claims”). He therefore acknowledges that he has read and understands Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Executive expressly waives and relinquishes all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the Released Claims.

4.             Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this Release is in addition to anything of value to which Executive already is entitled. Executive further acknowledges that Executive has been advised by this writing that:

(a)     the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release is executed;

(b)     Executive should consult with an attorney prior to executing this Release;

(c)     Executive has at least twenty-one (21) days within which to consider this Release as it relates to claims under the ADEA, although Executive may accept the terms of this Release at any time within those 21 days and earlier execute this Release;

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(d)     Executive has seven (7) days following the execution of this Release to revoke this Release as it relates to claims under the ADEA; and

(e)     This Release will not be effective as it relates to claims under the ADEA until the revocation period has expired, which will be the eighth day after this Release is executed by both Parties (the, “Revocation End Date”), and any amounts payable under the Consulting Agreement to be entered into in connection with this Release will not be paid until this Release has become effective and all statutory revocation periods have expired.

5.           Non-Disparagement. The parties agree to treat each other respectfully and professionally and not disparage the other party, and the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both the Executive and Employer will respond accurately and fully to any question, inquiry or request for information when required by the legal process.

6.             Voting Agreement.

(a)     The rights and duties that are the subject of this Section 6 shall apply to only those shares of Employer’s capital stock held (whether director or indirectly or through one or more intermediaries) by the Executive or over which the Executive has beneficial ownership of control. This Section 6 shall not be applicable to any shares of the Employer’s capital stock no longer held (whether directly or indirectly or through one or more intermediaries), beneficially owned or controlled by the Executive. Upon compliance with applicable securities laws, Executive shall be free and without restriction of any nature to sell Executive’s shares of Employer’s capital stock free and clear of this Section 6 during the six months following the date hereof. No bona fide purchaser (excluding any purchaser or transferee deemed to be “affiliate” of the Executive as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or to any purchaser or transferee in which Executive has any direct or indirect ownership interest) of any such shares of Employer’s capital stock be subject in any manner to the restrictions, requirements or duties incumbent on Executive pursuant to the Section 6 during said six month period.

(b)     For a period beginning on the date hereof and ending on the earlier date of (i) six months from the date hereof or (ii) failure to pay within 21 days via wire transfer the invoiced consultancy fees, the Executive agrees, with respect to matters related to nominating directors to serve on the Board and electing Directors nominated by the Board before the Stockholders of the Company or any adjournment thereof, or pursuant to a requested written consent of holders of the Company’s capital stock, to vote, or cause to be voted, all shares of the Company’s capital stock held by the Executive or over which the Executive has beneficial ownership or control in the nomination or election of directors as recommended by the Board. Executive hereto agrees to execute and deliver all such other and additional instruments and documents and so all such other acts and things as may be necessary to more fully effectuate the agreement set forth in this Section 6(b).

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(c)     It is agreed and understood that monetary damages would not adequately compensate Employer for the breach of Section 6(b) by Executive, that the agreement set forth in Section 6(b) shall be specifically enforceable, and that any breach or threatened breach of Section 6(b) shall be the proper subject of a temporary or permanent injunction or restraining order. Further, Executive hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

7.             No Admissions. Employer denies that it or any of its employees or agents have taken any improper action against Executive. This Release shall not be admissible in any proceeding as evidence of improper action by Employer or any of its employees or agents.

8.             Non-Waiver. Employer’s waiver of a breach of this Release by Executive shall not be construed or operate as a waiver of any subsequent breach by Executive of the same or of any other provision of this Release.

9.             Restrictive Covenants. Executive understands that the covenants in Sections 7, 9 and 10 of the Employment Agreement survive the termination of his employment with Employer.

10.          Amendment, Waiver. No amendment or variation of the terms of this Release shall be valid unless made in writing and signed by Executive and Employer. A waiver of any term or condition of this Agreement shall not be construed as a general waiver by Employer. Failure of either Employer or Executive to enforce any provision or provisions of this Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Agreement.

11.          Assignment. It is understood that this Release, and specifically Executive’s rights and obligations hereunder, shall survive to the Executive’s beneficiary on death.

12.          Construction. The terms set forth in Sections 11 and 12 and Sections 16.1, 16.2, 16.3 and 16.8 of the Employment Agreement shall apply to this Release, provided that the word “Release” shall take the place of the word “Agreement” in such Sections, where applicable.

[Remainder of page left blank intentionally. Signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Release as of dates set forth below their respective signatures below.

EMPLOYER:		EXECUTIVE:

CESCA THERAPEUTICS INC.

By:	/s/ Robin Stracey	/s/ Mitchel Sivilotti
Mitchel Sivilotti

Name:	Robin Stracey

Title:	CEO

Date:	December 14, 2015	Date: December 14, 2015

[Signature Page to General Release and Waiver]

Exhibit 10.2

Agreement # _______

CESCA THERAPEUTICS INC.

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of December 14, 2015, by and between Cesca Therapeutics Inc., a Delaware corporation, having a principal place of business at 2711 Citrus Road, Rancho Cordova, CA 95742 (the “Company”), and Mitchel Sivilotti, a an individual, residing at [Omitted] and his permitted successors and assigns (the “Consultant”). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

1.      Term of the Contract. This Agreement will become effective on Monday January 4, 2016 (the “Effective Date”) for the purposes outlined in Exhibit C, Services, and will continue in effect until June 30, 2016, unless sooner terminated in accordance with Section 15.

2.      Services to be Provided. Consultant agrees to provide services as described in Exhibit C and as modified by mutual consent from time to time (the “Services”). Consultant will use all commercially reasonable efforts to complete and deliver the Services.   Company shall have 10 calendar days from the date of delivery of the Services to confirm, via email from the Company to the Consultant, that the work does not conform to requirements, otherwise, the work will be considered to have conformed. Should the work not conform, the Consultant shall have 10 calendar days to cure. If after 10 calendar days the Consultant has not cured the non-conformance, the Company may terminate this Agreement pursuant to Section 15.2.

3.     Independent Contractor. It is the express intention of the parties that Consultant is an independent contractor and not an employee, agent, joint venturer, partner or representative of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee. Both parties acknowledge that Consultant is not an employee for state or federal tax purposes. Consultant will be responsible for payment, staffing, worker’s compensation coverage and related matters for any people that Consultant may employ.

4.     Method of Performing Services. Consultant will determine the method, details, and means of performing the Services. Consultant further agrees that the services to be performed will be conducted in a professional and competent manner in conformity with this Agreement and all applicable Company policies, including Company’s Proprietary Information and Confidentiality Agreement and Insider Trading policy attached hereto as Exhibits A and B respectively. In providing the Services hereunder, the Consultant will comply with all applicable laws, rules, regulations and standards of any public authority having jurisdiction. Consultant shall report in writing or other form designated his progress and activities to the Company’s CEO as required beginning on the Effective Date.

5.     Compensation for Services. In consideration for the Services to be performed by Consultant, Company agrees to pay Consultant the compensation described in Exhibit D. Any additional compensation except as defined in Section 8 must be pre-approved by the Company’s CEO. Such amount shall be paid via wire transfer to the Consultant’s Canadian bank account within 10 calendar days of invoice emailed by the Consultant to the Company’s CEO.

6.     State and Federal Taxes. As Consultant is not an employee of the Company, Consultant is responsible for paying all required state and federal taxes. In particular, the Company will not withhold FICA, make state or federal unemployment insurance contributions, withhold state or federal income taxes, make disability insurance contributions or obtain workers’ compensation insurance on behalf of Consultant.

7.     No Privileges for Consultant. As Consultant is not an employee of the Company, Consultant understands and agrees that he shall not be entitled to any of the rights and privileges of the Company’s employees, including, but not limited to retirement benefits, medical insurance coverage, life insurance coverage, disability insurance coverage, severance pay benefits, paid vacation and sick pay or overtime pay.

8.     Payment of Expenses. Company shall reimburse Consultant for all travel and travel-related expenses related to the Services in accordance with Company’s travel and reimbursement policies in effect from time to time. Such amount shall be paid via wire transfer to the Consultant’s Canadian bank account within 10 calendar days of invoice emailed by the Consultant to the Company’s CEO. Consultant shall be responsible for all other costs and expenses incident to the performance of Services for Company, including but not limited to, all costs of computer equipment used by Consultant, all fees, fines, licenses or taxes required of or imposed against Consultant. If the Company chooses to pay for any other expenses, at its option, it must be pre-approved in writing by the Company’s CEO. The Consultant shall submit receipts and required reports for reimbursement.

9.     Time Devoted to Company. Consultant agrees to devote the time necessary to perform the Services under this Agreement. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof. Consultant is allowed to assume duties with other companies so long as they are not in direct competition with the Company and the confidentiality of the Company is protected.

10.     Hours During Which Services May Be Performed. Unless otherwise stated herein, Consultant may perform the Services under this Agreement at any suitable time and location that Consultant sees fit, subject to reasonable request by the Company to attend meetings. Any requests for visits to the United States will be fulfilled only within the allowance of U.S. immigration law and in compliance with regulations applied by the U.S. Internal Revenue Service as the Consultant is not a U.S. citizen or permanent residency card holder and will not have a valid work visa in the United States during the term of this Agreement. For clarity, the Consultant is a Canadian citizen and will be a permanent resident of Canada during the term of this Agreement.

11.     Assignment of Consultant’s Duties. Neither this Agreement nor any duties or obligations under this Agreement may be assigned or transferred by Consultant without the prior written consent of Company; provided, however, that this Agreement and the Consultant’s duties hereunder may be assigned to a corporation, limited liability company or other business entity wholly-owned and controlled by Mitchel Sivilotti formed solely for the purpose of performing Consultant’s obligations hereunder (the “Sivilotti Affiliate”); and provided, further, that (i) such Sivilotti Affiliate agrees in writing to be bound by the terms and conditions of this Agreement, (ii) remains at all times throughout the term of this Agreement wholly-owned and controlled by Mitchel Sivilotti, (iii) Mitchel Sivilotti performs all of Consultant’s obligations under this Agreement on behalf of the Sivilotti Affiliate and (iv) the Sivilotti Affiliate executes the Company’s Proprietary Information and Confidentiality Agreement attached hereto as Exhibit A.

12.     Restrictions on Insider Trading. Consultant (including each of Mitchel Sivilotti and the Sivilotti Affiliate, if any) acknowledges that it is aware, and that it will advise its agents and affiliates who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has material, non-public information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Consultant (including each of Mitchel Sivilotti and the Sivilotti Affiliate, if any) agrees that he will not, and he will cause each of the aforementioned persons to not violate any provisions of this paragraph or the United States securities laws or the analogous laws of any state or foreign government, and it shall execute the certification and comply with the Company’s Insider Trading Policy, attached hereto as Exhibit B, until such time as this Agreement has terminated and Consultant has ceased having access to any confidential information.

13.     Confidentiality and Non-Disclosure. Consultant agrees to execute the form of Proprietary Information and Confidentiality Agreement attached hereto as Exhibit A.

14.     Expiration of Agreement. Unless otherwise terminated earlier as provided herein, this Agreement shall automatically terminate on June 30, 2016.

15.      Termination.

15.1     Termination on the Occurrence of Stated Events. This Agreement shall terminate automatically on the occurrence of any of the following events:

(i)     Bankruptcy or insolvency of either party; or

(ii)     Death or dissolution, as applicable, of Consultant or dissolution of the Company.

15.2      Termination by Company. The Company may terminate this Agreement at any time upon thirty (30) days written notice to Consultant if Consultant fails to satisfactorily perform his duties as set forth on Exhibit C or Exhibit C, as amended.

15.3     Termination by Consultant. The Consultant may terminate this Agreement at any time if Company fails to timely pay any amounts due to Consultant under this Agreement and such delinquent payments are not made in full within ten (10) calendar days of the Company’s CEO or CFO receiving written notice via email of such failure to pay.

16.     Notices. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by facsimile, email or by an overnight courier service or three (3) days after deposit in the U.S. Mail, certified with postage prepaid, addressed as follows:

If to the Company:	Cesca Therapeutics Inc.
2711 Citrus Road
Rancho Cordova, CA 95742
Facsimile: (916) 858-5197
Attn: CEO

If to the Consultant:	Mitchel Sivilotti
[Omitted]

or to such other addresses as a party may designate by five (5) days’ prior written notice to the other party.

17.     Entire Agreement; Modification. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Consultant for Company and contains all of the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise relating to the delivery of Services, not contained in this Agreement, shall be valid or binding. Any modification, amendment or waiver of this Agreement will be effective only if it is in writing signed by the party to be charged.

18.     Severability. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

19.     Arbitration. Disputes arising under this Agreement shall be settled by one arbitrator pursuant to the rules of the American Arbitration Association (the “AAA”) for Commercial Arbitration (the “Rules”). Such arbitration shall be held in Sacramento County, California, or at such other location as mutually agreed to by the parties to the dispute. Any award of the arbitrator shall be accompanied by a written opinion giving the reasons for the award. The determination of the arbitrator pursuant to this Section 19 shall be final and binding on the parties and may be entered for enforcement before any court of competent jurisdiction.

20.     Attorneys’ Fees; Prejudgment Interest. If the services of an attorney are required by any party to secure the performance hereof or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

21.     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles.

22.     Counterparts. This Agreement may be executed in one or more counterparts, each of which, shall be deemed to be an original, but all of which together shall constitute one and the same instrument. For the purpose of proving the authenticity of this Agreement, facsimile signature shall be treated the same as original signatures.

23.     Waiver. The waiver of any term or condition contained in this Agreement by any party to this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

[THIS SPACE WAS INTENTIONALLY LEFT BLANK.]

WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized agents as of the day and year first above written.

COMPANY

Cesca Therapeutics Inc.,
a Delaware corporation

/s/ Robin Stracey
Robin C. Stracey, CEO

December 14, 2015
Date

CONSULTANT

/s/ Mitchel Sivilotti
Mitchel Sivilotti

December 14, 2015
Date

EXHIBIT A

PROPRIETARY INFORMATION AND CONFIDENTIALITY AGREEMENT

Mitchel Sivilotti (“Consultant”) is retained by Cesca Therapeutics Inc., with principal address at 2711 Citrus Road Rancho Cordova, CA 95742 (“Company”) to provide services to the Company in accordance with that certain Consulting Agreement by and between the Consultant and the Company dated as of even date herewith (the “Engagement”). During the Engagement, Consultant may learn, or be exposed to, information which the Company maintains as confidential information, kept secret from its competitors and not disclosed to the public. Consultant enters into this Proprietary Information and Confidentiality Agreement (the “Confidentiality Agreement”) in consideration of the Engagement by the Company. Consultant represents that he/she has not, and agrees that he/she will not, enter into any other agreement, oral or written, which is in conflict or inconsistent with the terms of this Confidentiality Agreement. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Consulting Agreement.

All work performed incident to the Engagement, and documentation, materials and processes developed during the Engagement, are deemed “work made for hire” for purposes of the United States Copyright law, 17 USC Section 101 et seq., and all such product shall be the sole property of Company. In consideration of the above premise and the covenants contained herein, Consultant agrees as follows:

1. DEFINITIONS AND TERM

1.1     Proprietary Information. The term “Confidential and Proprietary Information” relates to the following classes of information related to the Company’s business:

1.1.1.     Trade secrets and other information which is owned by the Company, which includes, but is not limited to, processes, process parameters, methods or practice of operations or manufacturing, technical plans, schematics, drawings, formulas and related documentation, customer lists, distribution lists, financial information, customer needs, market analysis, and another compilations of information which relate to the Company’s business, which has not been released by the Company as general public information, and from which economic or competitive advantage is sought by the Company in maintaining the non-disclosure of such information.

1.1.2     The Company relations with its employees, including without limitation salaries, job classifications and skill levels.

1.1.3.     Financial sales and marketing data compiled by or on behalf of the Company, as well as all financial, sales, marketing and business plans or strategies, customer lists and nonpublic pricing.

1.1.4.     Any and all other information designated by the Company as Confidential and Proprietary Information verbally or in writing, which the Company maintains secret through limited access and non-distribution or would be reasonably deemed confidential under the circumstances.

1.2     Term and Termination. This Confidentiality Agreement will commence on the date first written on the signature page to this Confidentiality Agreement and shall terminate upon the termination of the Engagement. Upon termination of this Confidentiality Agreement, Sections 2, 3, 4 and 5.1 shall survive indefinitely. Upon termination of this Confidentiality Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property or Confidential and Proprietary Information that Consultant may have in Consultant’s possession or control.

2. DISCLOSURE OF CONFIDENTIAL INFORMATION

2.1     Acknowledgment of Confidential Disclosure. Consultant acknowledges that during the term of Engagement with the Company. Consultant will have access to and become acquainted with the Company’s non-public Confidential and Proprietary Information

2.2     No Use or Disclosure. Consultant agrees not to use or disclose, directly or indirectly, any of the Company’s Confidential and Proprietary Information at any time or in any manner, except as required in the course of Engagement with the Company pursuant to procedures which will insure maintenance of the secrecy of that information. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential and Proprietary Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential and Proprietary Information, execute a nondisclosure agreement containing provisions in the Company’s favor identical to Sections 2, 3 and 4 of this Confidentiality Agreement. Confidential and Proprietary Information does not include information which () is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, () has become publicly known and made generally available through no wrongful act of Consultant, or () has been rightfully received by Consultant from a third party who is authorized to make such disclosure. Without the Company’s prior written approval, Consultant will not directly or indirectly disclose to anyone the contents of this Confidentiality Agreement. Consultant’s obligations under this paragraph are continuing and shall survive termination of Consultant’s Engagement with the Company.

2.3.     Restrictions on Documents and Products. All documents and products relating to the Company’s business, whether prepared by Consultant or otherwise coming into Consultant’s possession, are the exclusive property of the Company, and must not be removed from the Company’s premises except as required in the course of Engagement with the Company pursuant to applicable procedures. All such documents and products must be returned to the Company prior to the time Engagement is terminated with the Company.

2.4     No Disclosure or Use of Other’s Secrets. Consultant agrees not to disclose to the Company or use on the Company’s behalf any confidential information or trade secrets obtained from other companies or persons, and further promises not to bring confidential information or trade secrets of others onto the Company’s premises. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Consultant under this Confidentiality Agreement.

2.5     Third Party Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Confidentiality Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Engagement for the Company consistent with the Company’s agreement with such third party.

3. RESTRICTIONS ON CONSULTANT

3.1     No Competitive Business Activities. While Engaged by the Company and/or receiving any compensation under this Agreement, Consultant agrees not to undertake any planning for any outside business activity competitive with the Company’s business or to directly or indirectly engage in any activity that is competitive with the Company’s business.

3.2     No Hiring of Other Employees. While Engaged by the Company and for six months after that Engagement ends, Consultant agrees not to employ or attempt to employ, in competition with the Company, any of the Company’s other employees; provided, however, that the foregoing shall not in any manner limit or otherwise restrict the Consultant’s obligations not to use or disclose any Confidential or Proprietary Information in connection with such attempts, whether direct or indirect.

3.3     No Solicitation of Customers. While Engaged by the Company and for twelve months after that Engagement ends, Consultant agrees not to divert or attempt to divert (by solicitation or other means), whether direct or indirect, the Company’s customers existing at the time Engagement ends; provided, however, that the foregoing shall not in any manner limit or otherwise restrict the Consultant’s obligations not to use or disclose any Confidential or Proprietary Information in connection with such attempts, whether direct or indirect.

4. OWNERSHIP OF INTELLECTUAL PROPERTY AND INVENTIONS

4.1     Assignment of Inventions. All copyrightable material, notes, records, drawings, designs, inventions, discoveries, improvements, processes, trade secrets and other ideas which Consultant develops, in whole or in part (“Inventions”) specific to the work product of the consultation, will be the sole and exclusive property of the Company, and Consultant hereby assigns such Inventions to the Company and Consultant agrees to take all steps necessary to assist the Company with applications, registrations, and other proper documentation to secure the assignment and protection of those rights. The Company recognizes that the Consultant derives his livelihood from being a specialist in biotechnology and specifically in cellular medicine, medical devices, cardiovascular sciences and orthobiologics. Therefore, it is agreed that this Consulting Agreement shall not impede his work for himself or for third parties in these fields, subject to the limitations described in Section 3.

4.2     Disclosure of Inventions. Consultant agrees to make prompt and full disclosure to the Company of all Inventions made by Consultant specific to work product related to the consulting services during the term of Engagement, whether made solely or jointly with others.

4.3     Maintenance of Records. Consultant agrees to keep and maintain adequate and current written records of all Inventions and other business information made by Consultant in the form of notes, sketches, drawings and other notations which may be specified by the Company. These records specifically and limited to the work product derived from the services provided to the Company are the sole and exclusive property of the Company.

4.4     Inventions or Information Retained as Consultant Property. Consultant has attached as Schedule 1 to this Confidentiality Agreement a list of an inventions, discoveries, or other business information which belonged to the Consultant prior to Engagement with the Company (“Prior Inventions”), and which relate to the business of the Company, or its actual or demonstrably anticipated research or development, the ownership of which is not assigned to the Company hereunder. Consultant represents that there are no other inventions, ideas or discoveries, or other business information related and limited to the Services in Exhibit C retained by Consultant, except as disclosed.

4.5     Incorporation of Consultant’s Inventions or Information. If during the course of Engagement with the Company, Consultant incorporates into the Company’s products or information, Prior Inventions owned by the Consultant or in which the Consultant has an interest, then Consultant hereby grants to the Company a non-exclusive, royalty free, irrevocable, perpetual, world-wide license to make, have made, modify, use and see such Prior Invention or information as part of, or in connection with, the Company’s products, processes, technology, devices, or information.

4.6     Intellectual Property Rights in Works of Authorship. Consultant acknowledges and agrees that any intellectual property rights which qualify as works of authorship belong to the Company and are “works made for hire” within the definition of section 101 of the United States Copyright Act, Title 7, United States Code. Consultant represents and warranties that no patent applications relating to Inventions or Prior Inventions are pending under its name, except as disclosed on Schedule 1 and no Inventions or designs provided to the Company have been used by prior customers of Consultant or patented by such customers.

4.7     Assistance. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions related to the Services and Scope of Work and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions related to the Services and Scope of Work, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instrument or papers shall continue after the termination of this Confidentiality Agreement.

4.8     Power of Attorney. Consultant agrees that if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

4.9     Indemnification. Consultant will defend and indemnify Company and its officers, directors, employees and agents against a claim that any materials, design, processes, source code, reagents, formula, intellectual property, documentation, or related information (“Materials”) produced or prepared by Consultant, or furnished and used within the scope of this Confidentiality Agreement infringes a United States copyright, trademark, patent or misappropriates any trade secret, provided that: (i) Company notifies Consultant in writing within 30 days of the claim; (ii) Consultant has sole control of the defense and all related settlement negotiations; and (iii) Company provides Consultant with the assistance, information, and authority necessary to perform the foregoing If the Materials are held or is believed by Consultant to infringe any third party rights, Consultant will have the option, at its expense, to: (1) modify the Materials to be non-infringing; or (2) obtain for Company a license to continue using such Materials.

5. GENERAL PROVISIONS

5.1     Governing Law. This Confidentiality Agreement, made in Rancho Cordova, California, shall be governed by, and construed in accordance with, the Laws of the State of California, notwithstanding conflicts of law principles, and shall be deemed to have been executed in Sacramento, California. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in Sacramento County, California. The parties agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding

5.2    Arbitration. Disputes arising under this Agreement shall be settled by one arbitrator pursuant to the rules of the American Arbitration Association (the “AAA”) for Commercial Arbitration (the “Rules”). Such arbitration shall be held in Sacramento County, California, or at such other location as mutually agreed to by the parties to the dispute. Any award of the arbitrator shall be accompanied by a written opinion giving the reasons for the award. The determination of the arbitrator pursuant to this Section 19 shall be final and binding on the parties and may be entered for enforcement before any court of competent jurisdiction.

5.3     Notification of New Employer. The Company shall have the right to notify any future employers of Consultant of Consultant’s rights and obligations under this Confidentiality Agreement.

5.4     Entire Agreement. This Confidentiality Agreement sets forth the entire agreement and understanding between the Company and Consultant relating to the subject matter herein and merges any prior discussions and agreements with respect to such matter. No modification or amendment to this Confidentiality Agreement or any waiver of any right under this Confidentiality Agreement will be effective unless in writing and signed by both parties hereto. Any changes in Consultant’s duties, salary or compensation or status of Engagement will not affect the validity or scope of this Confidentiality Agreement.

5.5     Severability. If one or more of the provisions in this Confidentiality Agreement are deemed void or unenforceable, the remaining provisions will continue in full force and effect.

5.6     Successors and Assigns. This Confidentiality Agreement will be binding upon any of Consultant’s heirs, executors, administrators, and other legal representatives, and will be for the benefit of the Company, its successors and its assigns.

5.7     No Grant of Rights. Nothing in this Confidentiality Agreement shall be construed as granting to Consultant any right or license to use Confidential and Proprietary Information, other than as required in the performance of his Engagement duties on behalf of the Company.

5.8     Equitable Relief. Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in this Confidentiality Agreement. Accordingly, Consultant agrees that if Consultant breaches its obligations under this Confidentiality Agreement, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuances of such injunction and to the ordering of such specific performance.

5.9     Attorneys Fees. If the services of an attorney are required by any party to secure the performance of any act required hereunder, or otherwise upon the breach of any term or condition herein, or if any judicial remedy is necessary to enforce the terms hereof, the party seeking and receiving such relief shall be entitled to an award of it costs, including attorneys fees, in addition to any other relief to which that party may be entitled.

5.10      No Assignment. Neither this Agreement nor any right hereunder nor interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

[THIS SPACE WAS INTENTIONALLY LEFT BLANK.]

COMPANY

Cesca Therapeutics Inc.,
a Delaware corporation

/s/ Robin Stracey
Robin C. Stracey
CEO

December 14, 2015
Date

CONSULTANT

/s/ Mitchel Sivilotti
Mitchel Sivilotti

December 14, 2015
Date

SCHEDULE 1

DISCLOSURE OF ALL PRIOR INVENTIONS AND IDEAS RETAINED BY CONSULTANT, AND RELATED TO EMPLOYER’S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH, AND THE DATE SUCH INVENTION WAS CONCEIVED

Description	Date Conceived

EXHIBIT B

POLICY STATEMENT ON INSIDER TRADING

OF CESCA THERAPEUTICS INC.

To the Officers, Directors, and other designated Employees of:

Cesca Therapeutics Inc.

2711 Citrus Rd.

Rancho Cordova, California 95742

Attached to this letter is a copy of Cesca Therapeutics’ (the “Company’s”) Policy Statement on Insider Trading and a certificate of compliance with the Company’s Policy Statement on Insider Trading to be signed and returned by you. Before you review these materials, I would like to address some developments regarding insider trading laws that require us to strengthen our insider trading policy and to be even more vigilant in our compliance efforts.

In recent years, the United States Congress has enacted legislation that vastly increases the penalties, and the persons potentially subject to these penalties, for insider trading or tipping information to others. The legislation accomplished the following:

1.	For Individuals who trade on inside information (or tip information to others):

●	A civil penalty of up to three times the profit gained or loss avoided;
●	A criminal fine (no matter how small the profit) of up to $5 million; and
●	A jail term of up to twenty years.

2.	For the Company (as well as possibly any “controlling persons”) that fails to take appropriate steps to prevent illegal trading:

●	A civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of the employee’s violation; and
●	A criminal penalty of up to $25 million. These criminal penalties are in addition to civil penalties.

Express statutory accountability for insider trading violations by employees has been created for so-called “controlling persons,” a term which includes corporations, directors, officers, supervisors and the relatives of such individuals.

In addition, the Securities and Exchange Commission has been given substantial additional enforcement powers, including the authority to obtain administrative money penalties and civil injunctions and to bar securities law violators from serving as directors or officers of public companies.

In view of the seriousness of insider trading violations, I am asking you to carefully review the attached policy statement and to execute and return to me the attached certificate of compliance. You should also understand that you are responsible for advising employees under your supervision of the rules governing their conduct with respect to undisclosed material information.

This Policy Statement governs the activities of the Company and its subsidiaries. If you have any questions about this policy or insider trading laws generally or about the timing of any transaction in the Company’s securities, I urge you to consult with me.

Sincerely,

Chief Executive Officer
Cesca Therapeutics Inc.

STATEMENT OF POLICY ON INSIDER TRADING

The Need for a Policy Statement

The purchase or sale of securities while possessing material nonpublic (“insider”) information or the selective disclosure of such information to others who may trade is prohibited by United States federal and state laws. As an essential part of your work, many of you have access to material nonpublic information about Cesca Therapeutics Inc. (the “Company”) or about the Company’s business (including information about other companies with which the Company does or may do business).

The Company has adopted this Policy Statement to avoid even the appearance of improper conduct on the part of any Company employee (not just so-called insiders). All Company employees have worked hard over the years to establish a reputation for integrity and ethical conduct. This Policy Statement is designed to further the reputation of the Company and each employee for integrity and good corporate citizenship.

Policy

No director, officer, employee, or relative of such person who has material nonpublic information relating to the Company, may buy or sell securities of the Company, directly or indirectly, or engage in any other action to take personal advantage of that information, or pass on such information to others. This policy also applies to information relating to any other company, including customers or suppliers, obtained in the course of employment.

Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct.

Liability of Supervisory Persons

The Company, as well as a director, officer, or other Company manager, is subject to liability under the federal securities laws if the Company or such person knew or recklessly disregarded the fact that a person directly or indirectly under the Company’s or such person’s control was likely to engage in insider trading and failed to take appropriate steps to prevent such an act before it occurred. The penalties for such inaction can be significant.

If material nonpublic information is inadvertently disclosed, no matter what the circumstances, by any Company director, officer, employee, or their relatives, the person making or discovering that disclosure should immediately report the facts to the Chief Executive Officer of the Company or the Audit Committee of the Board of Directors.

Definition of Material Nonpublic Information

“Material” information is any information that a reasonable investor would likely consider important in a decision to buy, hold, or sell stock. In short, any information which could reasonably affect the price of the stock.

“Nonpublic” information is any information which has not been disclosed generally to the marketplace. Information about the Company that is not yet in general circulation should be considered nonpublic. Similarly, information received about another company in circumstances indicating that it is not yet in general circulation should be considered nonpublic. All information that you learn about the Company or its business plans in connection with your employment is potentially “insider” information until publicly disclosed or made available by the Company. You should treat all such information as confidential and proprietary to the Company. You may not disclose it to others, such as family, relatives, business or social acquaintances, who do not need to know it for legitimate business reasons. If this nonpublic information is also “material” you are required by law and this Company policy to refrain from trading and from passing the information on to others who may trade.

Common examples of information that will frequently be regarded as material, assuming the same has not been publicly disclosed by the Company, are projections of future earnings or losses, or financial liquidity problems; major marketing changes; news of a pending or proposed joint venture, merger, acquisition or tender offer; news of a significant sale of assets or the disposition of a subsidiary; changes in dividend policies or the declaration of a stock split or the offering of additional securities; changes in management; major personnel changes; significant new products or discoveries; significant litigation or government investigations; or the gain or loss of a substantial customer or supplier.

Remember, if your securities transactions become the subject of scrutiny, they will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction you should carefully consider how regulators and others might view your transaction in hindsight.

Transactions by Family Members

The very same restrictions apply to your family members and others living in your household. Employees are expected to be responsible for the compliance of their immediate family and personal households.

Tipping Information to Others

Whether the information is proprietary information about the Company or information that could have an impact on the price of the Company’s securities, you must not pass the information on to others, including family members and others living in your household or friends and casual acquaintances. Employees are expected to be responsible for the compliance of their immediate family and others living in the households. The above penalties apply whether or not you derive any benefit from another’s actions.

Accordingly, employees should not respond to inquiries from outsiders and should refer all such inquiries to the corporate officer designated in writing to respond to such inquiries.

Timing

It would be improper for an employee to enter a trade immediately after the Company has made a public announcement of material information, including earnings releases. Because the Company’s shareholders and the investing public should be afforded the time to receive the information and act upon it, as a general rule, you should not engage in any transactions until at least one full business day after material information has been released.

Trading During Window Periods

Investment by Company employees in the Company’s securities is encouraged. The most appropriate periods in which to buy or sell Company stock is the period beginning on the third business day following the filing of the Company’s financial results, and that the window would close two business days prior to the end of the then current quarter (so-called “window period”).  In general, this is the period when there should be the least amount of inside information about the Company that is unavailable to the investing public. It is permissible to trade at other times. However, you may not buy or sell the Company’s securities even during window periods if you are in possession of material nonpublic information.

Company Assistance

Any person who has any questions about specific transactions may obtain additional guidance from Dorsey & Whitney, counsel for the Company. Remember, however, the ultimate responsibility for adhering to the Policy Statement and avoiding improper transactions rests with you. It is imperative that you use your best judgment.

Pre-Clearance of Trades by Directors, Officers, and Certain Other Personnel

To provide assistance in preventing inadvertent violations to insure compliance with timely reporting, and to avoid even the appearance of an improper transaction (which could result, for example, where an officer engages in a trade while unaware of a pending major development), the procedure set forth below must be followed by the directors, officers, all persons reporting directly to the officers, and by other employees who may have access to material nonpublic information.

All transactions in securities of the Company (acquisitions, dispositions, transfers, etc.) by any member of the above-mentioned groups must be pre-cleared by the Company Chief Executive Officer.

If you contemplate a transaction, you should contact the Company’s Chief Financial Officer in advance. This requirement does not apply to stock option exercises or other periodic or regular savings plan or deferred compensation plan purchases. However, it would cover market sales of option stock following the exercise of the options (“cashless exercise” or “same day sales”).

The reasons for this requirement are several. In addition to better prevent trading on material non-public information, pre-clearance of all trades by reporting individuals (i.e. directors, executive officers, and 10% beneficial owners) will help to assure timely filing by such individuals of Form 4’s under Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”). Under Section 16(b), a Form 4 must be filed before the end of the second business day following the day on which the transaction was executed, for each non-exempt acquisition or disposition of the Company’s equity securities by a reporting person. Because of the relatively short filing period, failure to timely file can occur and then the delinquent filing must be reported by the Company (naming the individual) in its annual report and proxy statement filed with the Securities and Exchange Commission.

Pre-clearance of all trades will also better enable the Company’s officers, directors, and 10% stockholders to avoid violations of the short-swing profit provisions of Section 16(b) of the Exchange Act. Under this rule, insiders can be required to disgorge any profits realized from the purchase and sale (or sale and purchase) of any non-exempt equity security of the Company within a six month period. Section 16(b) imposes strict liability; there is no requirement of intent to violate the section, nor are unintentional or inadvertent violations excused. Further, violation of Section 16(b) does not depend on the use or possession of inside information. Advising counsel in advance of any proposed transaction in the Company’s equity securities will allow for a review of previously filed Form 4’s so as to avoid any potential Section 16(b) liability.

If you believe that you may be in possession of material nonpublic information, do not disclose that information without first discussing the same with the Company’s Chief Executive Officer.

10b5- 1 Plans

The Company recognizes the potential need of employees and allows employees to enter into 10b5-1 plan arrangements with brokerage and investment firms to facilitate the trading of Company securities. These arrangements should be pre-cleared by the Company’s Chief Financial Officer and General Counsel prior to execution to insure full compliance with Rule 10b5-1.

Certification

Employees will be required to certify their understanding of and intent to comply with this Policy Statement. Officers and directors and other key employees may be required to certify compliance on an annual basis.

EXHIBIT C

SERVICES

During the term of this Agreement, the Consultant will provide consulting and advisory services in support of the Company’s strategic initiatives as requested and directed from time to time by the Company’s Chief Executive Officer.

EXHIBIT D

COMPENSATION

Service Fee

Consultant fees for the Services are billed on a bi-weekly basis in U.S. Dollars. The Consultant is assigned a bi-weekly flat rate of $9,423 and billing is based on thirty-two (32) hours of time charged per week.

The Company will be invoiced on a bi-monthly basis. All invoices are due and payable within 10 calendar days, with interest accruing at a rate of two percent per month on overdue amounts. Any questions concerning an invoice should be brought to the Consultant’s attention immediately upon receipt of such invoice.